Exhibit 99.1

                        Press Release Dated July 28, 2004

NEWS ANNOUNCEMENT


Date:         July 28, 2004

Contact:      Susan J. Cooke

To:           News Media

Release Date: Immediate


                          COASTAL FINANCIAL CORPORATION
                              ANNOUNCES FISCAL 2004
                             THIRD QUARTER EARNINGS

Myrtle Beach, South Carolina, (July 28, 2004) . . . Coastal Financial Corporation (Nasdaq/CFCP) today announced earnings for the third quarter and nine months ended June 30, 2004.

Net earnings for the third quarter of fiscal 2004 increased 40.3% to $3.9 million or $0.27 per share ($0.26 per share diluted), as compared to $2.8 million or $0.20 per share ($0.19 per share diluted) for the same period of fiscal 2003.

Net earnings for the first three quarters of fiscal 2004 increased 31.5% to $10.9 million or $0.76 per share ($0.72 per share diluted), compared to $8.3 million or $0.59 per share ($0.56 per share diluted) for the same period of fiscal 2003.

At June 30, 2004, assets totaled $1.3 billion, an increase of 13.1%, or $148.6 million, from $1.1 billion at June 30, 2003. Deposits increased 7.2% to $764.0 million at June 30, 2004, as compared to $712.9 million at June 30, 2003 and Shareholders' equity grew by 8.2% during the same period.




                                     -MORE-

Returns on average assets and average equity were 1.23% and 19.60%, respectively, for the three months ended June 30, 2004, compared to 1.01% and 15.57%, respectively, for the prior year period.

At June 30, 2004, non-performing assets to total assets were 0.46% as compared with 0.67% at June 30, 2003.

Michael C. Gerald, President and Chief Executive Officer of Coastal Financial Corporation, said: "Our financial performance during this quarter, and year-to-date, reflects well on our region's continuing economic strength and on Coastal Financial's ability to effectively execute its strategic plans. The increase in Core Deposits and loans through internal growth and de novo branching activities and our steadfast dedication to our QUEST FOR EXCELLENCE Operating Philosophy have also been key factors in our exceptional financial performance through the first nine months of fiscal 2004."

"We remain solidly focused on our Mission of Exceeding The Expectations of our Customer through offering the residents and businesses of our local Communities a full line of Business Banking, Personal Banking, Residential Mortgage Lending, Financial and Tax Strategies Planning and Investment Services in ways that add value for our Shareholders."

"During the third quarter, we announced a 33.5% increase in fiscal 2004 second quarter net earnings over the comparable prior year quarter, the appointment of
E. Lawton Benton and J. Robert Calliham to our Board of Directors and a five cents ($.05) per share dividend which was paid July 23, 2004 to shareholders of record as of July 9, 2004.

"Other notable events and accomplishments during this quarter include the Grand opening of our newest banking office in Shallotte, North Carolina, the scheduling of a Grand opening in early August for our new office in Loris, South Carolina and the start of construction on our third branch office in Wilmington, North Carolina. These activities are indicative of the continued growth and progress envisioned under our Vision 2005 Plan and clearly indicate the progress we made during the third quarter toward our Basic Corporate Objective of Maximizing The Value Of Our Shareholders' Investment and our Long-Term Goal of Being The Best Financial Services Company In Our Marketplace," concluded Mr. Gerald.

Coastal Financial Corporation, headquartered in Myrtle Beach, South Carolina, offers a broad range of commercial, consumer and mortgage financial services through two subsidiaries, Coastal Federal Bank and Coastal Retirement, Estate and Tax Planners, Inc. Coastal Federal Bank, with $1.3 billion in assets, is a federally chartered and FDIC insured Community bank with eighteen offices serving the Communities of Horry and Georgetown Counties, South Carolina and Brunswick and New Hanover Counties, North

                                     -MORE-

Carolina. Coastal Retirement, Estate and Tax Planners, Inc. offers professional, objective, fee-based financial planning services. Additional information about Coastal Federal is available on its web site at www.coastalfederal.com.
                                                ----------------------

Stock Trading Information

The common stock of Coastal Financial Corporation is traded on the Nasdaq Stock Market under the symbol "CFCP." For information, contact Raymond James Financial Services at 1-843-918-7600, Herzog, Heine, Geduld, Inc. at 1-800-523-4936,
Knight Securities at 212-336-8690, Spear, Leeds & Kellogg at 1-800-526-3160 or Trident Securities at 1-800-222-2618.

Dividend Reinvestment and Direct Stock Purchase Plan

Coastal Financial Corporation offers Shareholders a Dividend Reinvestment and Direct Stock Purchase Plan which provides existing and new shareholders a convenient means for making purchases of Coastal Financial shares free of fees and brokerage commissions and at a discount to market price. Additional cash contributions, up to $1,000 per quarter, can be made to purchase additional shares. For more information, contact the Transfer Agent at 1-800-866-1340, Ext. 2511, or Investor Relations.

Shareholder Services

Shareholders desiring to enroll in the Coastal Financial Corporation Dividend Reinvestment Plan, change the name, address, or ownership of their stock certificates, report lost or stolen certificates, or to consolidate accounts should contact the Transfer Agent at 1-800-866-1340, Ext. 2511, or Investor Relations.

Investor Relations

Analysts, investors and others seeking financial information should contact:
         Susan J. Cooke- Senior Vice President and Secretary
         Coastal Financial Corporation
         2619 Oak Street
         Myrtle Beach, South Carolina  29577
         (843) 205-2676




                                     -MORE-

Forward Looking Statements

This news release may contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended, that represent Coastal Financial Corporation's (the "Company") expectations or beliefs concerning future events. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties. Factors that could influence the matters discussed in certain forward-looking statements include the timing and amount of revenues that may be recognized by the Company, continuation of current revenue and expense trends (including trends affecting charge-offs), absence of unforeseen changes in the Company's markets, legal and regulatory changes, and general changes in the economy (particularly in the markets served by the Company). Because of the risks and uncertainties inherent in forward looking statements, readers are cautioned not to place undue reliance on them, whether included in this news release or made elsewhere from time to time by the Company or on its behalf. The Company disclaims any obligation to update such forward-looking statements.

                          COASTAL FINANCIAL CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
            (Unaudited - Dollars in Thousands Except Per Share Data)





                                           Three Months Ended                               Nine Months Ended
                                          June 30,      June 30,      Percentage          June 30,      June 30,    Percentage
                                           2004          2003          Change              2004           2003         Change
                                           ----          ----          ------              ----           ----         ------


Interest Income                           $16,661       $14,790         12.65%            $48,352       $44,273          9.21%
Interest Expense                            5,892         5,779          1.96%             17,466        17,211          1.48%
                                          -------       -------                           -------       -------

Net Interest Income                        10,769         9,011         19.51%             30,886        27,062         14.13%

Provision for Loan Losses                     200           750        -73.33%              1,250         2,055        -39.17%
                                          -------       -------                           -------       -------

Net Interest Income After
  Provision for Loan Losses                10,569         8,261         27.94%             29,636        25,007         18.51%

Other Income *                              2,121         2,945        -27.98%              6,879         8,328        -17.40%

General & Administrative
  Expenses  **                              6,773         6,851         -1.14%             20,118        20,398         -1.37%
                                          -------       -------                           -------       -------

Earnings Before Taxes                       5,917         4,355         35.87%             16,397        12,937         26.74%

Income Taxes                                2,018         1,575         28.13%              5,502         4,652         18.27%
                                          -------       -------                           -------       -------


Net Income                                $ 3,899       $ 2,780         40.25%            $10,895       $ 8,285         31.50%
                                          =======       =======                           =======       =======


  Basic                                   $  0.27       $  0.20         35.00%            $  0.76       $  0.59         28.81%
                                          =======       =======                           =======       =======
  Diluted                                 $  0.26       $  0.19         36.84%            $  0.72       $  0.56         28.57%
                                          =======       =======                           =======       =======

Average Common Shares Outstanding
Basic (in thousands)                       14,405        14,165          1.69%             14,292        14,124          1.19%

Average Common Shares Outstanding
Diluted (in thousands)                     15,170        14,724          3.03%             15,096        14,747          2.37%

Net Interest Margin                         3.63%         3.61%         0.55%               3.58%         3.76%         -4.79%

Return on Average Assets                    1.23%         1.01%         21.78%              1.17%         1.06%         10.38%

Return on Average Equity                   19.60%        15.57%         25.88%             18.80%        15.84%         18.69%


* Gains (losses) on sales of securities of ($440,000) and ($707,000) are included in other income for the quarter and nine months ended June 30, 2004, respectively. For the quarter and nine months ended June 30, 2003, gains were $146,000 and $662,000, respectively.

** Prepayment penalties on FHLB advances of $77,000 are included in general and administrative expenses for the nine months ended June 30, 2004. For the quarter ended June 30, 2004, there were no prepayment penalties. For the quarter and nine months ended June 30, 2003, prepayment penalties were $750,000 and $2.4 million, respectively.

                          COASTAL FINANCIAL CORPORATION
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
            (Unaudited - Dollars in Thousands Except Per Share Data)
                                   (CONTINUED)




                                                                                                    Percentage
                                                    At               At                At           Change from
                                                 June 30,         Sept 30,          June 30,        September 30,
                                                   2004             2003              2003              2003
                                                ..........       ..........         ..........      .............

Total Assets                                    $1,279,877       $1,181,209         $1,131,252           8.35%

Loans Receivable, Net                           $  784,083       $  701,833         $  671,148          11.72%

Deposits                                        $  763,990       $  697,012         $  712,922           9.61%

Shareholders' Equity                            $   78,122       $   73,707         $   72,209           5.99%

Non-Performing Assets
  To Total Assets  ***                                0.46%            0.77%              0.67%       -40.26%

Allowance for Loan Losses as a
  Percentage of Total Loans                           1.38%            1.40%              1.40%         -1.43%

Tangible Book Value
  Per Share                                     $     5.42       $     5.19         $     5.09           4.43%


                                                         At or for the
                                                       Three Months Ended
                                                 June 30,                 September 30,              Percentage
                                                  2004                       2003                      Change
                                                ..........                ............               ..........
Credit Quality:
   Non-Performing Loans                         $    4,797                 $   7,449                   -35.60%
   Non-Performing Loans as a % of Loans               0.61%                     1.06%                  -42.45%
   Allowance for Loan Losses as a % of
     Non-Performing Loans                           226.04%                   131.99%                   71.26%
   Non-Performing Assets ***                        $5,852                 $   9,077                   -35.53%
   Non-Performing Assets as a % of Loans
     and Foreclosed Property                          0.75%                     1.29%                  -41.86%
   Net Loan Charge-Offs
     as a % of Average Loans (Annualized)             0.06%                     0.11%                  -45.45%

Stock Performance
At Quarter End:
   Market Price Per Share of Common Stock       $    14.95                 $   12.72                    17.53%
   Indicated Annual Dividend                    $     0.20                 $    0.20                      n/a
   Dividend Yield                                     1.34%                     1.57%                  -14.65%
   Price/Book Ratio                                 276.00%                   245.00%                   12.65%
   Market Capitalization                        $  215,564                 $ 180,789                    19.24%

*** Non-performing assets consist of nonaccrual loans, accruing loans 90 days or more past due and real estate owned.